Exhibit 99.3

Cabot Corporation Reports Strong Third Quarter Earnings and Announces Completion of the Norit Acquisition

Third quarter EPS of $1.02, $1.00 Adjusted EPS

Norit acquisition strengthens Cabot’s portfolio

BOSTON--(BUSINESS WIRE)--July 31, 2012--Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal 2012.

Key Highlights

  Strategic acquisition of Norit N.V. completed with attractive financing
  Value pricing and energy efficiency initiatives drive Core Segment results
  Sequential improvement in Performance Segment and Inkjet Colorants Business from higher volumes
  New products launched for adhesives and automotive markets
(In millions, except per share amounts)	Fiscal 2012		Fiscal 2011
	Third	First	Third	First
	Quarter	9 Months	Quarter	9 Months

Net sales	$846	$2,452	$836	$2,269
Net income attributable to Cabot Corporation	$66	$352	$60	$186

Net earnings per share attributable to Cabot Corporation	$1.02	$5.43	$0.92	$2.81
Less Adjustments:
Net income per share from discontinued operations	$0.06	$3.14	$0.19	$0.68
Certain items per share	$(0.04)	$(0.30)	$(0.03)	$0.25
Adjusted EPS	$1.00	$2.59	$0.76	$1.88

Commenting on the quarterly results, Cabot President and CEO Patrick Prevost, said, “We are pleased with our third quarter results, considering the challenging macroeconomic environment. We improved our adjusted earnings by 32% as compared to last year. Our Rubber Blacks Business continues to benefit from the implementation of our value pricing initiatives and our investments in yield and energy efficiency technology. We also saw the benefit from improved volumes and new products in our Performance Segment.”

Prevost continued, “We are also pleased to announce that today we completed the acquisition of Norit and welcome Norit to the Cabot team. Norit is the global leader in activated carbon with unique technology and strong financial performance. The acquisition of Norit is a natural extension of our product and process technology and applications development competencies and it diversifies Cabot’s end market participation into environmental and purification applications. In connection with this acquisition, we successfully raised $600 million from the issuance of long-term bonds at very attractive interest rates. This financing increases our expected earnings per share accretion from this acquisition to $0.40 - $0.50 in 2014. We are committed to a successful integration and look forward to delivering the projected value and growth from this transaction.”

Financial Detail

For the third quarter of fiscal 2012, net income attributable to Cabot Corporation was $66 million ($1.02 per diluted common share), which includes $0.06 per share of income from discontinued operations related to the sale of the Supermetals Business. In addition, net income includes a per share charge of $0.04, principally for restructuring and acquisition project costs partially offset by a benefit from tax certain items. Adjusted EPS for the third quarter of fiscal 2012 was $1.00 per share.

Segment EBIT for the third quarter of fiscal 2012 was $109 million as compared to $106 million for the third quarter of fiscal 2011. General unallocated income (expense) was income of $3 million for the third quarter of fiscal 2012 and expense of $15 million for the third quarter of fiscal 2011. The $18 million change in General unallocated income (expense) was primarily driven by lower raw material costs that resulted in a $5 million benefit from LIFO accounting during the third quarter of fiscal 2012 as compared to an expense of $10 million during the third quarter of fiscal 2011.

Segment Results

Core Segment -- Third quarter fiscal 2012 EBIT in the Rubber Blacks Business increased by $2 million compared to the same quarter of fiscal 2011 as higher prices and a favorable product mix were partially offset by 9% lower volumes. Sequentially, EBIT decreased $13 million driven by 5% lower volumes. Volumes in the third fiscal quarter were unfavorably impacted by the weak environment in Europe and slowing economic growth in Asia. In North America, we continue to see strength in the original equipment and off-the-road tire markets, but weakening consumer confidence is unfavorably impacting the replacement tire market.

Global and regional volume changes for the Core Segment for the third quarter of fiscal 2012 as compared to the same quarter of the prior year and the second quarter of fiscal 2012 are included in the table below:

	Third Quarter Year over Year Change	Third Quarter Sequential Change
Global	(9%)	(5%)
Japan	(13%)	(10%)
Southeast Asia	(1%)	7%
China	(7%)	(1%)
Europe, Middle East, Africa	(22%)	(17%)
North America	(11%)	(7%)
South America	5%	(1%)

Performance Segment -- Third quarter fiscal 2012 EBIT in the Performance Segment decreased by $5 million compared to the third quarter of fiscal 2011. The decrease was driven principally by higher fixed costs from the start-up of new capacity and increased segment management costs that more than offset higher volumes. Volumes in Fumed Metal Oxides increased 3%, while Performance Products volumes increased 4%. Sequentially, Performance Segment EBIT increased by $3 million, principally due to higher volumes. Volumes in Fumed Metal Oxides increased by 7% sequentially, and volumes in Performance Products increased 4%.

Specialty Fluids -- For the third quarter of fiscal 2012, EBIT in the Specialty Fluids Segment increased by $8 million compared to the third quarter of fiscal 2011. The EBIT increase resulted principally from higher revenues related to the completion of larger and more complex jobs. Sequentially, Specialty Fluids Segment EBIT decreased by $5 million, principally due to a significant product sale during the second quarter that did not repeat in the third quarter of fiscal 2012.

New Business Segment -- For the third quarter of fiscal 2012, EBIT in the New Business Segment decreased by $2 million compared to the third quarter of fiscal 2011 and increased $1 million compared to the second quarter of fiscal 2012. EBIT declined in the third quarter of fiscal 2012 due to lower sales volumes in our Aerogel and Inkjet Colorants Businesses as compared to the record revenue in the third quarter of fiscal 2011. Sequentially, the improvement was due to higher volumes in our Inkjet Colorants Business as we utilized capacity from the recent expansion at our Haverhill, Mass. facility.

Cash Performance -- The Company ended the third quarter of fiscal 2012 with a cash balance of $407 million, an increase of $41 million from the second quarter of fiscal 2012. The increase in cash was driven by strong operating results and a decrease in net working capital. These items were partially offset by capital expenditures of $59 million.

Taxes -- During the third quarter of fiscal 2012, the Company recorded a net tax provision of $16 million, including a benefit from tax certain items of $4 million. The tax rate on continuing operations was 20% for the third quarter of fiscal 2012. Excluding the impact of certain items, the operating tax rate on continuing operations for the third quarter of fiscal 2012 was 25%.

Norit Acquisition -- The $1.1 billion acquisition, which closed today, supports Cabot’s strategy to deliver earnings growth through leadership in performance materials and strengthens Cabot’s specialty chemicals portfolio with a non-cyclical, high growth and high margin business. Cabot expects the acquisition to be immediately accretive to earnings, excluding acquisition-related charges.

We will report the results of the Norit business as a separate segment beginning in the fourth quarter of fiscal year 2012. The transaction was funded through a combination of cash on hand, borrowing under the existing revolving credit facility and proceeds from our bond offering.

Outlook

Commenting on the outlook for the Company, Prevost said, “We are cautious about the near-term demand outlook due to the uncertainty in Europe and slowing economic growth in Asia. Despite the demand environment, our value pricing and efficiency initiatives continue to support our strong performance. We are also confident that we will deliver on our other performance improvement objectives, such as new product introductions, implementation of yield and energy process technologies and capacity expansions.”

Prevost continued, “We remain committed to delivering upon our stated financial objectives. With the addition of Norit, our adjusted EPS target in 2014 has now increased to a range of $4.90 - $5.00. Though the transaction will temporarily reduce our adjusted return on invested capital, we are focused on returns and expect to deliver adjusted ROIC of at least 13% over time. We have a leading portfolio of businesses and the Norit acquisition further strengthens our position as one of the top-tier specialty chemicals and performance materials companies.”

Earnings Call

The Company will host a conference call with industry analysts at 2 p.m. ET on Wednesday, Aug. 1, 2012. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is the world’s No. 1 producer of rubber and specialty grade carbon black, activated carbons, inkjet colorants and cesium formate drilling fluids and has market-leading positions in fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website is: http://www.cabotcorp.com

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our ability to meet our long-term financial targets, strategy for growth, demand for our products, the expected benefits of the Norit N.V. acquisition, including expectations for growth, our target for adjusted EPS in fiscal 2014, and our target for adjusted ROIC are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to changes in raw material costs; lower than expected demand for our products; the loss of one or more of our important customers; our inability to complete capacity expansions as planned; the timing of implementation of environmental regulations; our failure to develop new products or to keep pace with technological developments; patent rights of others; the timely commercialization of products under development (which may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage); demand for our customers' products; competitors' reactions to market conditions; delays in the successful integration of structural changes, including acquisitions or joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries where we do business; and severe weather events that cause business interruptions, including plant and power outages or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used -- The term "LIFO" includes two factors: (i) the impact of current inventory costs being recognized immediately in cost of goods sold ("COGS") under a last-in first-out ("LIFO") method, compared to the older costs that would have been included in COGS under a first-in first-out ("FIFO") method ("COGS impact"); and (ii) the impact of reductions in inventory quantities, causing historical inventory costs to flow through COGS ("liquidation impact"). The consolidated impact of using the LIFO method to value inventories in the U.S. instead of the FIFO method for the third quarter of fiscal 2012 was a favorable $5 million. This compares to an unfavorable $10 million impact for the third quarter of fiscal 2011 and an unfavorable $4 million impact for the second quarter of fiscal 2012.

The term “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision.

The term “product mix” refers to the various types and grades, or mix, of products sold in a particular Business or Segment during the period, and the positive or negative impact of that mix on the revenue or profitability of the Business or Segment.

Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS and Total segment earnings before interest and taxes, “Total Segment EBIT”, which are non-GAAP financial measures. Our chief operating decision-maker uses adjusted EPS and Total Segment EBIT to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income (loss) from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income (loss) from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The definition of adjusted ROIC is provided in Item 6. of our most recent Annual Report on Form 10K.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2012	2011	2012	2011

Net sales and other operating revenues	$846	$836	$2,452	$2,269

Cost of sales	671	684	1,961	1,852

Gross profit	175	152	491	417

Selling and administrative expenses	68	61	199	186

Research and technical expenses	17	16	54	49
Income from operations	90	75	238	182

Other income and (expense)

Interest and dividend income	1	1	3	2

Interest expense	(11)	(9)	(30)	(29)

Other (expense) income	(2)	(5)	(2)	1

Total other income and (expense)	(12)	(13)	(29)	(26)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies	78	62	209	156

Provision for income taxes	(16)	(10)	(55)	(4)

Equity in net earnings of affiliated companies, net of tax	4	2	8	6

Income from continuing operations	66	54	162	158

Income from discontinued operations, net of tax (A)	4	13	204	45

Net income	70	67	366	203

Net income attributable to noncontrolling interests, net of tax	4	7	14	17

Net income attributable to Cabot Corporation	$66	$60	$352	$186

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.96	$0.73	$2.29	$2.13

Discontinued operations (A)	0.06	0.19	3.14	0.68

Net income attributable to Cabot Corporation	$1.02	$0.92	$5.43	$2.81

Weighted average common shares outstanding
Diluted	64.3	65.6	64.2	65.4

(A) Amounts relate to the divesture of the Supermetals Business and, in the first nine months of fiscal 2011, certain tax settlements in connection with other discontinued operations.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2012	2011	2012	2011

Sales

Core Segment - Rubber blacks (A)	$517	$528	$1,540	$1,424

Performance Segment	247	240	687	652
Performance products	181	173	505	464
Fumed metal oxides	66	67	182	188

New Business Segment	29	33	84	89
Inkjet colorants	18	20	48	50
Aerogel	3	8	12	19
Superior MicroPowders	2	2	7	8
Cabot Elastomer Composites	6	3	17	12

Specialty Fluids Segment	28	12	69	42

Segment sales	821	813	2,380	2,207

Unallocated and other (B)	25	23	72	62

Net sales and other operating revenues	$846	$836	$2,452	$2,269

Segment Earnings Before Interest and Taxes

Core Segment - Rubber blacks (A)	$59	$57	$186	$145

Performance Segment	38	43	94	113

New Business Segment	1	3	1	7

Specialty Fluids Segment	11	3	32	10

Total Segment Earnings Before Interest and Taxes (C)	109	106	313	275

Unallocated and Other

Interest expense	(11)	(9)	(30)	(29)
Certain items (D)	(7)	(5)	(21)	(16)
Unallocated corporate costs	(12)	(13)	(44)	(40)
General unallocated income (expense) (E)	3	(15)	(1)	(28)
Less: Equity in net earnings of affiliated companies, net of tax	(4)	(2)	(8)	(6)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies	78	62	209	156

Provision for income taxes (including tax certain items)	(16)	(10)	(55)	(4)

Equity in net earnings of affiliated companies, net of tax	4	2	8	6

Income from continuing operations	66	54	162	158

Income from discontinued operations, net of tax (F)	4	13	204	45

Net income	70	67	366	203

Net income attributable to noncontrolling interests, net of tax	4	7	14	17

Net income attributable to Cabot Corporation	$66	$60	$352	$186

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations (A)	$0.96	$0.73	$2.29	$2.13

Discontinued operations (F)	0.06	0.19	3.14	0.68

Net income attributable to Cabot Corporation	$1.02	$0.92	$5.43	$2.81

Adjusted earnings per share

Adjusted EPS (G)	$1.00	$0.76	$2.59	$1.88

Weighted average common shares outstanding

Diluted	64.3	65.6	64.2	65.4

(A) In the fourth quarter of fiscal 2011, Cabot entered into an agreement to sell the Supermetals Business ("CSM"). This transaction closed in January 2012. The results of CSM are presented as Discontinued Operations for all periods.

(B) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.

(D) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F) Amounts relate to the divesture of the CSM business as discussed in note (A), and in the first nine months of fiscal 2011, certain tax settlements in connection with other discontinued operations.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2012	2011
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$407	$286
Accounts and notes receivable, net of reserve for doubtful accounts of $4 and $4	710	659
Inventories:
Raw materials	113	120
Work in process	3	3
Finished goods	255	233
Other	40	37
Total inventories	411	393
Prepaid expenses and other current assets	64	76
Deferred income taxes	25	35
Current assets held for sale (A)	—	106
Total current assets	1,617	1,555

Net property, plant and equipment	1,073	1,036
Goodwill	40	40
Equity affiliates	69	60
Assets held for rent	47	46
Notes receivable for sale of business	243	—
Deferred income taxes	187	261
Other assets	93	104
Non-current assets held for sale (A)	—	39

Total assets	$3,369	$3,141

(A) Includes amounts related to the Supermetals Business.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2012	2011
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$102	$86
Accounts payable and accrued liabilities	440	461
Income taxes payable	43	34
Deferred income taxes	7	6
Current portion of long-term debt	38	57
Current liabilities held for sale (A)	—	12
Total current liabilities	630	656

Long-term debt	559	556
Deferred income taxes	10	8
Other liabilities	280	299
Non-current liabilities held for sale (A)	—	6

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 63,538,821 and 63,894,443 shares
Outstanding: 63,284,702 and 63,860,777 shares	64	64
Less cost of 254,119 and 33,666 shares of common treasury stock	(8)	(1)
Additional paid-in capital	16	18
Retained earnings	1,630	1,314
Deferred employee benefits	(10)	(14)
Accumulated other comprehensive income	71	106
Total Cabot Corporation stockholders' equity	1,763	1,487
Noncontrolling interests	127	129
Total equity	1,890	1,616
Total liabilities and equity	$3,369	$3,141

(A) Includes amounts related to the Supermetals Business.

CABOT CORPORATION

	Fiscal 2011					Fiscal 2012
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment - Rubber blacks (A)	438	458	528	528	1,952	489	534	517		1,540
Performance Segment	190	222	240	228	880	205	235	247		687
Performance products	132	159	173	162	626	151	173	181		505
Fumed metal oxides	58	63	67	66	254	54	62	66		182
New Business Segment	24	32	33	28	117	25	30	29		84
Inkjet colorants	14	16	20	15	65	15	15	18		48
Aerogel	3	8	8	5	24	4	5	3		12
Superior MicroPowders	3	3	2	3	11	2	3	2		7
Cabot Elastomer Composites	4	5	3	5	17	4	7	6		17
Specialty Fluids Segment	17	13	12	27	69	14	27	28		69
Segment Sales	669	725	813	811	3,018	733	826	821		2,380
Unallocated and other (B)	25	14	23	22	84	29	18	25		72

Net sales and other operating revenues	$694	$739	$836	$833	$3,102	$762	$844	$846		$2,452

Segment Earnings Before Interest and Taxes
Core Segment - Rubber blacks (A)	37	51	57	38	183	55	72	59		186
Performance Segment	31	39	43	27	140	21	35	38		94
New Business Segment	—	4	3	2	9	—	—	1		1
Specialty Fluids Segment	6	1	3	12	22	5	16	11		32
Total Segment Earnings Before Interest and Taxes (C)	74	95	106	79	354	81	123	109		313

Unallocated and Other
Interest expense	(10)	(10)	(9)	(10)	(39)	(10)	(9)	(11)		(30)
Certain items (D)	(4)	(7)	(5)	(3)	(19)	(5)	(9)	(7)		(21)
Unallocated corporate costs	(12)	(15)	(13)	(13)	(53)	(14)	(18)	(12)		(44)
General unallocated income (expense) (E)	1	(14)	(15)	(4)	(32)	4	(8)	3		(1)
Less: Equity in net earnings of affiliated companies, net of tax	(3)	(1)	(2)	(2)	(8)	(1)	(3)	(4)		(8)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies	46	48	62	47	203	55	76	78		209

Benefit (provision) for income taxes (including tax certain items)	15	(9)	(10)	(2)	(6)	(16)	(23)	(16)		(55)
Equity in net earnings of affiliated companies, net of tax	3	1	2	2	8	1	3	4		8

Income from continuing operations	64	40	54	47	205	40	56	66		162
Income from discontinued operations, net of tax (F)	16	16	13	8	53	11	189	4		204

Net income	80	56	67	55	258	51	245	70		366

Net income attributable to noncontrolling interests, net of tax	5	5	7	5	22	5	5	4		14

Net income attributable to Cabot Corporation	$75	$51	$60	$50	$236	$46	$240	$66		$352

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations (A)	$0.88	$0.52	$0.73	$0.64	$2.77	$0.55	$0.78	$0.96		$2.29
Discontinued operations (F)	0.25	0.24	0.19	0.12	0.80	0.16	2.92	0.06		3.14

Net income attributable to Cabot Corporation	$1.13	$0.76	$0.92	$0.76	$3.57	$0.71	$3.70	$1.02		$5.43

Adjusted earnings per share

Adjusted EPS (G)	$0.55	$0.57	$0.76	$0.55	$2.43	$0.63	$0.96	$1.00		$2.59

Weighted average common shares outstanding
Diluted	65.2	65.5	65.6	65.5	65.4	64.2	64.0	64.3		64.2

(A) In the fourth quarter of fiscal 2011, Cabot entered into an agreement to sell the Supermetals Business ("CSM"). This transaction closed in January 2012. The results of CSM are presented as Discontinued Operations for all periods.

(B) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.

(D) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F) Amounts relate to the divesture of the CSM business as discussed in note (A), and in fiscal year 2011, certain tax and legal settlements in connection with other discontinued operations.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS table.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

TABLE 1: DETAIL OF CERTAIN ITEMS:
Periods ended June 30		Three Months		Nine Months		Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)		Dollars in Millions				Per Share After Tax
		2012	2011	2012	2011	2012	2011	2012	2011
		$	$	$	$	per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities		$(2)	$(5)	$(14)	$(16)	$(0.02)	$(0.09)	$(0.20)	$(0.21)

Acquisition costs		(5)	—	(5)	—	(0.09)	—	(0.09)	—

Environmental reserves and legal settlements		—	—	(2)	—	—	—	(0.02)	—

Total certain items before tax		(7)	(5)	(21)	(16)	(0.11)	(0.09)	(0.31)	(0.21)

Tax impact of certain items		—	(1)	2	2

Tax impact of Japan foreign exchange losses		1	—	(2)	—	0.01	—	(0.04)	—

Discrete tax items		3	3	2	29	0.06	0.06	0.05	0.46

Total tax certain items		4	2	2	31	0.07	0.06	0.01	0.46

Total certain items after tax		(3)	(3)	(19)	15	(0.04)	(0.03)	(0.30)	0.25

Discontinued operations after income taxes (B)

CSM business divestiture after tax		4	13	204	44	0.06	0.19	3.14	0.66

Discontinued operations after tax - other		—	—	—	1	—	—	—	0.02

Total discontinued operations after tax		$4	$13	$204	$45	$0.06	$0.19	$3.14	$0.68

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30		Three Months		Nine Months
Dollars in millions, Pre-Tax (unaudited)		2012	2011	2012	2011

Statement of Operations Line Item

Cost of sales		$(2)	$(5)	$(14)	$(15)

Selling and administrative expenses		$(5)	—	(7)	(1)

Total certain items		$(7)	$(5)	$(21)	$(16)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended June 30		Three Months		Nine Months
Dollars in millions (unaudited)		2012	2011	2012	2011

Reconciliation of Provision for income taxes, excluding certain items to Provision for income taxes

Provision for income taxes		$(16)	$(10)	$(55)	$(4)

Less: Tax certain items		4	2	2	31

Provision for income taxes, excluding certain items		$(20)	$(12)	$(57)	$(35)

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2011 and FISCAL 2012
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2011(A)					Fiscal 2012(A)
Per Share, After Tax									FY 2012
	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2011	Dec. Q	Mar. Q	Jun. Q	YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$1.13	$0.76	$0.92	$0.76	$3.57	$0.71	$3.70	$1.02	$5.43
Less: Net income per share from discontinued operations(B)	0.25	0.24	0.19	0.12	0.80	0.16	2.92	0.06	3.14
Net income per share from continuing operations	$0.88	$0.52	$0.73	$0.64	$2.77	$0.55	$0.78	$0.96	$2.29
Less: Certain items after tax	0.33	(0.05)	(0.03)	0.09	0.34	(0.08)	(0.18)	(0.04)	(0.30)
Adjusted earnings per share	$0.55	$0.57	$0.76	$0.55	$2.43	$0.63	$0.96	$1.00	$2.59

(A) Per share amounts are calculated after tax.
(B) Amounts relate primarily to the divesture of the Supermetals Business.